Exhibit 99.1

NEWS RELEASE

Contacts:

Fernando Vivanco	Ryan Weispfenning
Public Relations	Investor Relations
+1-763-505-3780	+1-763-505-4626

FOR IMMEDIATE RELEASE

MEDTRONIC REPORTS SECOND QUARTER FINANCIAL RESULTS

▪	Revenue of $7.5 Billion Increased 6.1% Reported; Increased 7.5% Organic

▪	GAAP Diluted EPS of $0.82; Non-GAAP Diluted EPS of $1.22

▪	Cash Flow from Operations of $2.9 Billion in First Six Months vs. $1.6 Billion in Prior Year; Free Cash Flow of $2.4 Billion in First Six Months vs. $1.1 Billion in Prior Year

▪	Company Increases FY19 Organic Revenue Growth Guidance

DUBLIN - November 20, 2018 - Medtronic plc (NYSE: MDT) today announced financial results for its second quarter of fiscal year 2019, which ended October 26, 2018.

The company reported second quarter worldwide revenue of $7.481 billion, an increase of 6.1 percent as reported or 7.5 percent on an organic basis, which adjusts for a $95 million negative impact from foreign currency. As reported, second quarter GAAP net income and diluted earnings per share (EPS) were $1.115 billion and $0.82, respectively. As detailed in the financial schedules included through the link at the end of this release, second quarter non-GAAP net income and non-GAAP diluted EPS were $1.660 billion and $1.22, respectively, both increases of 14 percent. Adjusting for a positive 1 cent impact from foreign currency, second quarter non-GAAP diluted EPS increased 13 percent.

Second quarter U.S. revenue of $4.045 billion represented 54 percent of company revenue and increased 8.3 percent as reported. Non-U.S. developed market revenue of $2.282 billion represented 31 percent of company revenue and increased 1.8 percent as reported and 3.1 percent on a constant currency basis. Emerging market revenue of $1.154 billion represented 15 percent of company revenue and increased 7.3 percent as reported and 13.5 percent on a constant currency basis.

“This was an outstanding quarter for Medtronic. We are executing on multiple fronts, resulting in robust top-line growth, solid margin expansion, and increasing free cash flow,” said Omar Ishrak, Medtronic chairman and chief executive officer. “Yet, even more exciting than our results this quarter is the progress we are making on our new product pipeline, which is stronger than at any time in our company’s history.”

Cardiac and Vascular Group
The Cardiac and Vascular Group (CVG) includes the Cardiac Rhythm & Heart Failure (CRHF), Coronary & Structural Heart (CSH), and Aortic, Peripheral & Venous (APV) divisions. CVG worldwide second quarter revenue of $2.858 billion increased 3.1 percent, or 4.4 percent on a constant currency basis. CVG revenue performance was driven by high-single digit growth in CSH and APV, and low-single digit growth in CRHF, all on a constant currency basis.

▪
CRHF second quarter revenue of $1.472 billion increased 0.3 percent, or 1.4 percent on a constant currency basis. Arrhythmia Management grew in the mid-single digits on a constant currency basis, driven by high-single digit constant currency growth in Pacing on strong sales of the Micra® Transcatheter Pacing System and the Azure® wireless pacemaker. Arrhythmia Management results were also driven by high-twenties growth of the TYRX® Absorbable Antibacterial Envelope and mid-teens growth in AF Solutions, both on a constant currency basis.

▪
CSH second quarter revenue of $906 million increased 6.1 percent, or 7.8 percent on a constant currency basis, led by mid-teens constant currency growth in transcatheter aortic valves resulting from the global strength of the CoreValve® Evolut® PRO. Coronary grew in the mid-single digits on a constant currency basis, driven by mid-single digit growth of drug-eluting stents, low-double digit growth of coronary balloons, and high-teens growth of guide catheters, all on a constant currency basis.

▪
APV second quarter revenue of $480 million increased 6.2 percent, or 7.3 percent on a constant currency basis. The strength in the division was broad based, with high-teens growth in endoVenous given strong demand for the VenaSeal™ closure system, low-double digit growth of the IN.PACT™ Admiral™ drug-coated balloon (DCB) with continued strength in Japan, and mid-single digit growth in abdominal aortic aneurysm (AAA) stent graft systems.

Minimally Invasive Therapies Group
The Minimally Invasive Therapies Group (MITG) includes the Surgical Innovations (SI) and the Respiratory, Gastrointestinal & Renal (RGR) divisions. MITG worldwide second quarter revenue of $2.047 billion increased 4.9 percent, or 6.8 percent on a constant currency basis. MITG revenue performance was balanced by high-single digit constant currency growth in both SI and RGR.

▪
SI second quarter revenue of $1.393 billion increased 4.4 percent, or 6.6 percent on a constant currency basis, driven by low-double digit constant currency growth in Advanced Energy resulting from the strength of the LigaSure™ vessel sealing instruments with innovative nano-coating and Valleylab™ FT10 energy platform. Advanced Stapling grew in the high-single digits on a constant currency basis, driven by strong demand for Tri-Staple™ 2.0 endo stapling specialty reloads and the Signia™ powered stapler.

▪
RGR second quarter revenue of $654 million increased 5.8 percent, or 7.3 percent on a constant currency basis. Growth was driven by Patient Monitoring, which grew in the high-single digits on a constant currency basis as a result of strength in Nellcor™ pulse oximetry. GI Solutions grew in the low-double digits on a constant currency basis, led by a strong performance in GI Diagnostics. Renal Care Solutions grew in the mid-single digits on a constant currency basis, driven by strength in renal access products.

Restorative Therapies Group
The Restorative Therapies Group (RTG) includes the Spine, Brain Therapies, Specialty Therapies, and Pain Therapies divisions. RTG worldwide second quarter revenue of $1.993 billion increased 7.0 percent, or 7.8 percent on a constant currency basis. Group results were driven by high-teens growth in Pain Therapies, low-double digit growth in Specialty Therapies, high-single digit growth in Brain Therapies, and flat results in Spine, all on a constant currency basis.

▪
Spine second quarter revenue of $656 million decreased 0.5 percent or increased 0.2 percent on a constant currency basis. When combined with the company’s sales of enabling technology used in spine surgeries, including robotics, navigation, imaging, and powered surgical instruments that are recognized in the Brain Therapies division, global Spine revenue grew in the low-single digits on a constant currency basis and U.S. Core Spine increased in the mid-single digits on a constant currency basis. Posterior Cervical grew in the low-double digits on a constant currency basis, driven by the recent launch of the Infinity™ OCT System.

▪
Brain Therapies second quarter revenue of $618 million increased 7.5 percent, or 8.7 percent on a constant currency basis. Neurovascular grew in the mid-teens on a constant currency basis, with high-twenties constant currency growth of stents for acute ischemic stroke, including the Solitaire™ Platinum. Neurovascular also had strength in neuro access products, coils and intrasaccular therapies, and flow diversion products. Neurosurgery grew in the high-single digits, led by strong capital equipment sales of the StealthStation® S8 surgical navigation system, Mazor X™ robotic guidance system, and Visualase® MRI-guided laser ablation system.

▪
Specialty Therapies second quarter revenue of $405 million increased 11.0 percent, or 11.5 percent on a constant currency basis. Results were led by mid-teens constant currency growth in Pelvic Health on strong sales of the InterStim™ II system.

▪
Pain Therapies second quarter revenue of $314 million increased 18.9 percent, or 19.7 percent on a constant currency basis. The division had strong, mid-thirties constant currency growth in Pain Stimulation on the continued strength of the Intellis™ platform for spinal cord stimulation, as well as low-double digit constant currency growth in Targeted Drug Delivery.

Diabetes Group
The Diabetes Group includes the Advanced Insulin Management (AIM) and Emerging Technologies divisions. Diabetes Group worldwide second quarter revenue of $583 million increased 26.2 percent, or 27.5 percent on a constant currency basis. The group is experiencing strong, sustained global demand for its sensor-augmented insulin pump systems.

▪
AIM second quarter revenue grew in the mid-twenties on a constant currency basis, driven by the sustained U.S. market demand for the MiniMed® 670G hybrid closed loop insulin pump system with the Guardian® sensor 3. AIM launched the MiniMed® 670G in several European countries in the quarter, and initial user feedback has been very positive. The global adoption of its sensor-augmented insulin pump systems has resulted in strong sensor attachment rates, with integrated CGM sales growing in the mid-sixties on a constant currency basis.

▪
Emerging Technologies second quarter revenue more than doubled on a constant currency basis, driven by the ongoing launch of the Guardian® Connect CGM system with Sugar.IQ™ personal diabetes assistant.

Guidance
The company today updated its fiscal year 2019 guidance.

For fiscal year 2019, the company is increasing its organic revenue growth guidance from a range of 4.5 to 5.0 percent to a range of 5.0 to 5.5 percent. If recent exchange rates hold for the remainder of the fiscal year, the company’s fiscal year 2019 revenue would be negatively affected by approximately $420 million to $520 million.

Medtronic’s operational outperformance in the first half of fiscal year 2019 is allowing the company to absorb incremental expenses, including an increased impact of foreign exchange since the beginning of the fiscal year and expected impacts of China tariffs and the pending Mazor acquisition in the second half of the fiscal year, such that the company is maintaining its fiscal year 2019 diluted non-GAAP EPS guidance in the range of $5.10 to $5.15. If recent exchange rates hold for the remainder of the fiscal year, foreign exchange would have a neutral impact on the company’s fiscal year 2019 EPS, implying a constant currency EPS growth forecast of 9 to 10 percent.

“Our end markets are strong, and we are leading in most of the fastest growing markets in medical technology,” said Ishrak. “Over the remainder of this fiscal year and into fiscal 2020, we expect to develop and bring to market a number of innovative new technologies, which will improve the lives of millions of people around the world, help healthcare systems become more efficient, and generate significant value for our shareholders.”

Webcast Information
Medtronic will host a webcast today, November 20, at 8:00 a.m. EST (7:00 a.m. CST) to provide information about its businesses for the public, analysts, and news media. This quarterly webcast can be accessed by clicking on the Investor Events link at investorrelations.medtronic.com and this earnings release will be archived at newsroom.medtronic.com. Medtronic will be live tweeting during the webcast on its Newsroom Twitter account, @Medtronic. Within 24 hours of the webcast, a replay of the webcast and transcript of the company’s prepared remarks will be available by clicking on the Investor Events link at investorrelations.medtronic.com.

Financial Schedules
To view the second quarter financial schedules and non-GAAP reconciliations, click here. To view the second quarter earnings presentation, click here. Both documents can also be accessed by visiting newsroom.medtronic.com.

About Medtronic
Medtronic plc (www.medtronic.com), headquartered in Dublin, Ireland, is among the world’s largest medical technology, services and solutions companies - alleviating pain, restoring health and extending life for millions of people around the world. Medtronic employs more than 86,000 people worldwide, serving physicians, hospitals and patients in more than 150 countries. The company is focused on collaborating with stakeholders around the world to take healthcare Further, Together.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements, which are subject to risks and uncertainties, including those described in Medtronic’s periodic reports and other filings with the U.S. Securities and Exchange Commission (the “SEC”). Anticipated results only reflect information available to Medtronic at this time and may differ from actual results. Medtronic does not undertake to update its forward-looking statements or any of the information contained in this press release. Certain information in this press release includes calculations or figures that have been prepared internally and have not been reviewed or audited by our independent registered public accounting firm, including but not limited to, certain information in the financial schedules accompanying this press release. Use of different methods for preparing, calculating or presenting information may lead to differences and such differences may be material.

NON-GAAP FINANCIAL MEASURES
This press release contains financial measures and guidance, including adjusted net income and adjusted diluted EPS, which are considered “non-GAAP” financial measures under applicable SEC rules and regulations. References to quarterly figures increasing, decreasing or remaining flat are in comparison to the second quarter of fiscal year 2018.

Medtronic management believes that non-GAAP financial measures provide information useful to investors in understanding the company’s underlying operational performance and trends and to facilitate comparisons with the performance of other companies in the med tech industry. Non-GAAP net income and diluted EPS exclude the effect of certain charges or gains that contribute to or reduce earnings but that result from transactions or events that management believes may or may not recur with similar materiality or impact to operations in future periods (Non-GAAP Adjustments). Medtronic generally uses non-GAAP financial measures to facilitate management’s review of the operational performance of the company and as a basis for strategic planning. Non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP), and investors are cautioned that Medtronic may calculate non-GAAP financial measures in a way that is different from other companies. Management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial schedules accompanying this press release.

Medtronic calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking revenue growth projections exclude the impact of foreign currency fluctuations. Forward-looking non-GAAP EPS guidance also excludes other potential charges or gains that would be recorded as Non-GAAP Adjustments to earnings during the fiscal year. Medtronic does not attempt to provide reconciliations of forward-looking non-GAAP EPS guidance to projected GAAP EPS guidance because the combined impact and timing of recognition of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

Mazor X is a trademark of Mazor Robotics.

-end-

View FY19 Second Quarter Financial Schedules & Non-GAAP Reconciliations
View FY19 Second Quarter Earnings Presentation

MEDTRONIC PLC
WORLD WIDE REVENUE
(Unaudited)

	SECOND QUARTER						SECOND QUARTER YEAR-TO-DATE
	REPORTED				CONSTANT CURRENCY		REPORTED				COMPARABLE CONSTANT CURRENCY
(in millions)	FY19	FY18	Growth	Currency Impact (2)	FY19	Growth	FY19	FY18	Growth	Currency Impact (2)	Revised FY18 (3)	Growth
Cardiac & Vascular Group	$2,858	$2,773	3%	$(36)	$2,894	4%	$5,669	$5,419	5%	$(2)	$5,419	5%
Cardiac Rhythm & Heart Failure	1,472	1,467	—	(16)	1,488	1	2,898	2,857	1	1	2,857	1
Coronary & Structural Heart	906	854	6	(15)	921	8	1,823	1,671	9	(3)	1,671	9
Aortic, Peripheral & Venous	480	452	6	(5)	485	7	948	891	6	—	891	6
Minimally Invasive Therapies Group (1)	2,047	1,952	5	(38)	2,085	7	4,099	4,438	(8)	(16)	3,888	6
Surgical Innovations	1,393	1,334	4	(29)	1,422	7	2,790	2,733	2	(14)	2,640	6
Respiratory, Gastrointestinal, & Renal	654	618	6	(9)	663	7	1,309	1,705	(23)	(2)	1,248	5
Restorative Therapies Group	1,993	1,863	7	(15)	2,008	8	3,942	3,672	7	2	3,672	7
Spine	656	659	—	(4)	660	—	1,308	1,308	—	1	1,308	—
Brain Therapies	618	575	7	(7)	625	9	1,217	1,097	11	(1)	1,097	11
Specialty Therapies	405	365	11	(2)	407	12	789	734	7	1	734	7
Pain Therapies	314	264	19	(2)	316	20	628	533	18	1	533	18
Diabetes Group	583	462	26	(6)	589	27	1,155	911	27	(1)	911	27
TOTAL	$7,481	$7,050	6%	$(95)	$7,576	7%	$14,865	$14,440	3%	$(17)	$13,890	7%

(1) In the second quarter of fiscal year 2018, the Company realigned its divisions within the Minimally Invasive Therapies Group, which included a movement of revenue from certain product lines within Surgical Innovations to Respiratory. Gastrointestinal. & Renal. As a result, first quarter fiscal year 2018 results in the year-to-date figures have been recast to adjust for this alignment.
(2) The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.
(3) Revised revenue excludes revenue related to the divested Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses for the first quarter of fiscal year 2018.

MEDTRONIC PLC
U.S.(1) REVENUE
(Unaudited)

	SECOND QUARTER			SECOND QUARTER YEAR-TO-DATE
	REPORTED			REPORTED			COMPARABLE
(in millions)	FY19	FY18	Growth	FY19	FY18	Growth	Revised FY18 (3)	Growth
Cardiac & Vascular Group	$1,482	$1,423	4%	$2,871	$2,756	4%	$2,756	4%
Cardiac Rhythm & Heart Failure	825	824	—	1,589	1,589	—	1,589	—
Coronary & Structural Heart	375	335	12	737	651	13	651	13
Aortic, Peripheral & Venous	282	264	7	545	516	6	516	6

Minimally Invasive Therapies Group (2)	872	795	10	1,729	2,040	(15)	1,630	6
Surgical Innovations	561	522	7	1,117	1,108	1	1,053	6
Respiratory, Gastrointestinal, & Renal	311	273	14	612	932	(34)	577	6

Restorative Therapies Group	1,357	1,258	8	2,651	2,479	7	2,479	7
Spine	456	458	—	900	912	(1)	912	(1)
Brain Therapies	362	335	8	698	629	11	629	11
Specialty Therapies	307	274	12	592	554	7	554	7
Pain Therapies	232	191	21	461	384	20	384	20

Diabetes Group	334	258	29	658	501	31	501	31
TOTAL	$4,045	$3,734	8%	$7,909	$7,776	2%	$7,366	7%

(1) U.S. includes the United States and U.S. territories.
(2) In the second quarter of fiscal year 2018, the Company realigned its divisions within the Minimally Invasive Therapies Group, which included a movement of revenue from certain product lines within Surgical Innovations to Respiratory, Gastrointestinal, & Renal. As a result, first quarter fiscal year 2018 results in the year-to-date figures have been recast to adjust for this alignment.
(3) Revised revenue excludes revenue related to the divested Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses for the first quarter of fiscal year 2018.

MEDTRONIC PLC
WORLD WIDE REVENUE: GEOGRAPHIC (1)
(Unaudited)

	SECOND QUARTER						SECOND QUARTER YEAR-TO-DATE
	REPORTED				CONSTANT CURRENCY		REPORTED				COMPARABLE CONSTANT CURRENCY
(in millions)	FY19	FY18	Growth	Currency Impact (2)	FY19	Growth	FY19	FY18	Growth	Currency Impact (2)	Revised FY18 (3)	Growth
U.S.	$1,482	$1,423	4%	$—	$1,482	4%	$2,871	$2,756	4%	$—	$2,756	4%
Non-U.S. Developed	895	895	—	(10)	905	1	1,842	1,782	3	25	1,782	2
Emerging Markets	481	455	6	(26)	507	11	956	881	9	(27)	881	12
Cardiac & Vascular Group	2,858	2,773	3	(36)	2,894	4	5,669	5,419	5	(2)	5,419	5

U.S.	872	795	10	—	872	10	1,729	2,040	(15)	—	1,630	6
Non-U.S. Developed	772	783	(1)	(10)	782	—	1,600	1,648	(3)	17	1,537	3
Emerging Markets	403	374	8	(28)	431	15	770	750	3	(33)	721	11
Minimally Invasive Therapies Group	2,047	1,952	5	(38)	2,085	7	4,099	4,438	(8)	(16)	3,888	6

U.S.	1,357	1,258	8	—	1,357	8	2,651	2,479	7	—	2,479	7
Non-U.S. Developed	412	394	5	(6)	418	6	840	788	7	8	788	6
Emerging Markets	224	211	6	(9)	233	10	451	405	11	(6)	405	13
Restorative Therapies Group	1,993	1,863	7	(15)	2,008	8	3,942	3,672	7	2	3,672	7

U.S.	334	258	29	—	334	29	658	501	31	—	501	31
Non-U.S. Developed	203	169	20	(3)	206	22	406	336	21	4	336	20
Emerging Markets	46	35	31	(3)	49	40	91	74	23	(5)	74	30
Diabetes Group	583	462	26	(6)	589	27	1,155	911	27	(1)	911	27

U.S.	4,045	3,734	8	—	4,045	8	7,909	7,776	2	—	7,366	7
Non-U.S. Developed	2,282	2,241	2	(29)	2,311	3	4,688	4,554	3	54	4,443	4
Emerging Markets	1,154	1,075	7	(66)	1,220	13	2,268	2,110	7	(71)	2,081	12
TOTAL	$7,481	$7,050	6%	$(95)	$7,576	7%	$14,865	$14,440	3%	$(17)	$13,890	7%

(1) U.S. includes the United States and U.S. territories. Non-U.S. developed markets include Japan, Australia, New Zealand, Korea, Canada, and the countries of Western Europe. Emerging Markets include the countries of the Middle East, Africa, Latin America, Eastern Europe, and the countries of Asia that are not included in the non-U.S. developed markets, as previously defined.
(2) The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.
(3) Revised revenue excludes revenue related to the divested Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses for the first quarter of fiscal year 2018.

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended		Six months ended
(in millions, except per share data)	October 26, 2018	October 27, 2017	October 26, 2018	October 27, 2017
Net sales	$7,481	$7,050	$14,865	$14,440
Costs and expenses:
Cost of products sold	2,203	2,123	4,407	4,475
Research and development expense	590	556	1,175	1,105
Selling, general, and administrative expense	2,605	2,539	5,202	5,119
Amortization of intangible assets	445	460	891	914
Restructuring charges, net	24	8	86	16
Certain litigation charges	—	—	103	—
Gain on sale of businesses	—	(697)	—	(697)
Other operating expense, net	70	167	221	232
Operating profit	1,544	1,894	2,780	3,276
Other non-operating income, net	(52)	(107)	(238)	(206)
Interest expense	241	273	483	559
Income before income taxes	1,355	1,728	2,535	2,923
Income tax provision (benefit)	235	(285)	338	(99)
Net income	1,120	2,013	2,197	3,022
Net (income) loss attributable to noncontrolling interests	(5)	4	(7)	11
Net income attributable to Medtronic	$1,115	$2,017	$2,190	$3,033
Basic earnings per share	$0.83	$1.49	$1.62	$2.23
Diluted earnings per share	$0.82	$1.48	$1.61	$2.21
Basic weighted average shares outstanding	1,349.2	1,355.1	1,350.9	1,358.5
Diluted weighted average shares outstanding	1,360.9	1,365.8	1,363.0	1,370.8

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Three months ended October 26, 2018
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS (1)	Effective Tax Rate
GAAP	$7,481	$2,203	70.6%	$1,544	20.6%	$1,355	$1,115	$0.82	17.3%
Non-GAAP Adjustments:
Restructuring and associated costs (2)	—	(22)	0.3	77	1.0	77	65	0.05	15.6
Acquisition-related items (3)	—	(2)	—	4	0.1	4	3	—	25.0
(Gain)/loss on minority investments (4)	—	—	—	—	—	25	26	0.02	(4.0)
IPR&D charges (5)	—	—	—	15	0.2	15	15	0.01	—
Amortization of intangible assets	—	—	—	445	6.0	445	378	0.28	15.1
Certain tax adjustments (6)	—	—	—	—	—	—	58	0.04	—
Non-GAAP	$7,481	$2,179	70.9%	$2,085	27.9%	$1,921	$1,660	$1.22	13.3%
Currency impact	95	58	(0.4)	(12)	(0.5)			(0.01)
Currency Adjusted	$7,576	$2,237	70.5%	$2,073	27.4%			$1.21

	Three months ended October 27, 2017
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS (1)	Effective Tax Rate
GAAP	$7,050	$2,123	69.9%	$1,894	26.9%	$1,728	$2,017	$1.48	(16.5)%
Non-GAAP Adjustments:
Restructuring charges, net	—	(7)	0.1	18	0.3	18	14	0.01	22.2
Acquisition-related items (3)	—	(11)	0.2	18	0.3	18	8	0.01	55.6
Divestiture-related items (7)	—	—	—	67	1.0	67	60	0.04	10.4
Gain on sale of businesses (8)	—	—	—	(697)	(9.9)	(697)	(697)	(0.51)	—
Hurricane Maria (9)	—	(17)	0.2	34	0.5	34	33	0.02	2.9
Contribution to Medtronic Foundation	—	—	—	80	1.1	80	51	0.04	36.3
Amortization of intangible assets	—	—	—	460	6.4	460	374	0.27	18.7
Certain tax adjustments, net (10)	—	—	—	—	—	—	(404)	(0.30)	—
Non-GAAP	$7,050	$2,088	70.4%	$1,874	26.6%	$1,708	$1,456	$1.07	15.0%
See description of non-GAAP financial measures at the end of the earnings press release.

(1)	The data in this schedule has been intentionally rounded to the nearest $0.01 and, therefore, may not sum.

(2)	Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.

(3)	The charges primarily include integration-related costs incurred in connection with the Covidien acquisition and changes in the fair value of contingent consideration.

(4)
Effective in fiscal year 2019, we exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.

(5)	The charge represents acquired in-process research and development ("IPR&D") in connection with an asset acquisition.

(6)	The charges relate to the impact of U.S. tax reform.

(7)	The transaction expenses incurred in connection with the divestiture of the Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses.

(8)	The gain on the divestiture of the Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses.

(9)	The charges represent idle facility costs, asset write-downs, and humanitarian efforts related to Hurricane Maria.

(10)	The net benefit primarily relates to the tax effect from the intercompany sale of intellectual property.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Three months ended October 26, 2018
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a % of Net Sales	R&D Expense	R&D Expense as a % of Net Sales	Other Operating Expense, net	Other Operating Expense, net as a % of Net Sales	Other Non-Operating Income, net
GAAP	$7,481	$2,605	34.8%	$590	7.9%	$70	0.9%	$(52)
Non-GAAP Adjustments:
Restructuring and associated costs (1)	—	(31)	(0.4)	—	—	—	—	—
Acquisition-related items (2)	—	(20)	(0.3)	—	—	18	0.3	—
(Gain)/loss on minority investments (3)	—	—	—	—	—	—	—	(25)
IPR&D charges (4)	—	—	—	—	—	(15)	(0.2)	—
Non-GAAP	$7,481	$2,554	34.1%	$590	7.9%	$73	1.0%	$(77)
Currency impact	95	27	—	1	(0.1)	21	0.2	—
Currency Adjusted	$7,576	$2,581	34.1%	$591	7.8%	$94	1.2%	$(77)
See description of non-GAAP financial measures at the end of the earnings press release.

(1)	Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.

(2)	The charges primarily include integration-related costs incurred in connection with the Covidien acquisition and changes in the fair value of contingent consideration.

(3)
Effective in fiscal year 2019, we exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.

(4)	The charge represents acquired in-process research and development ("IPR&D") in connection with an asset acquisition.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Six months ended October 26, 2018
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS (1)	Effective Tax Rate
GAAP	$14,865	$4,407	70.4%	$2,780	18.7%	$2,535	$2,190	$1.61	13.3%
Non-GAAP Adjustments:
Restructuring and associated costs (2)	—	(37)	0.2	190	1.3	190	162	0.12	14.7
Acquisition-related items (3)	—	(4)	—	40	0.3	40	32	0.02	20.0
Certain litigation charges	—	—	—	103	0.7	103	91	0.07	11.7
(Gain)/loss on minority investments (4)	—	—	—	—	—	(85)	(77)	(0.06)	9.4
IPR&D charges (5)	—	—	—	15	0.1	15	15	0.01	—
Exit of business (6)			—	80	0.5	80	62	0.05	22.5
Amortization of intangible assets	—	—	—	891	6.0	891	757	0.56	15.0
Certain tax adjustments, net (7)	—	—	—	—	—	—	29	0.02	—
Non-GAAP	$14,865	$4,366	70.6%	$4,099	27.6%	$3,769	$3,261	$2.39	13.3%
Currency impact	17	85	(0.5)	(88)	(0.6)			(0.06)
Currency Adjusted	$14,882	$4,451	70.1%	$4,011	27.0%			$2.33

	Six months ended October 27, 2017
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS (1)	Effective Tax Rate
GAAP	$14,440	$4,475	69.0%	$3,276	22.7%	$2,923	$3,033	$2.21	(3.4)%
Non-GAAP Adjustments:
Restructuring charges, net	—	(12)	0.1	32	0.2	32	26	0.02	18.8
Acquisition-related items (3)	—	(20)	0.1	71	0.5	71	47	0.03	33.8
Divestiture-related items (8)	—	—	—	115	0.8	115	100	0.07	13.0
Gain on sale of businesses (9)	—	—	—	(697)	(4.8)	(697)	(697)	(0.51)	—
Hurricane Maria (10)	—	(17)	0.1	34	0.2	34	33	0.02	2.9
Contribution to Medtronic Foundation	—	—	—	80	0.6	80	51	0.04	36.3
Amortization of intangible assets	—	—	—	914	6.3	914	748	0.55	18.2
Certain tax adjustments, net (11)	—	—	—	—	—	—	(344)	(0.25)	—
Non-GAAP	$14,440	$4,426	69.3%	$3,825	26.5%	$3,472	$2,997	$2.19	14.0%
See description of non-GAAP financial measures contained in this release.

(1)	The data in this schedule has been intentionally rounded to the nearest $0.01 and, therefore, may not sum.

(2)	Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.

(3)	The charges primarily include integration-related costs incurred in connection with the Covidien acquisition and changes in the fair value of contingent consideration.

(4)
Effective in fiscal year 2019, we exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.

(5)	The charge represents acquired in-process research and development ("IPR&D") in connection with an asset acquisition.

(6)	The net charge relates to the exit of a business and is primarily comprised of intangible asset impairments.

(7)	The net charge relates to the impact of U.S. tax reform.

(8)	The transaction expenses incurred in connection with the divestiture of the Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses.

(9)	The gain on the divestiture of the Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses.

(10)	The charges represent idle facility costs, asset write-downs, and humanitarian efforts related to Hurricane Maria.

(11)
The net benefit primarily relates to the tax effect from the intercompany sale of intellectual property, which is partially offset by the impacts from the divestiture of the Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Six months ended October 26, 2018
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a % of Net Sales	R&D Expense	R&D Expense as a % of Net Sales	Other Operating Expense, net	Other Operating Expense, net as a % of Net Sales	Other Non-Operating Income, net
GAAP	$14,865	$5,202	35.0%	$1,175	7.9%	$221	1.5%	$(238)
Non-GAAP Adjustments:
Restructuring and associated costs (1)	—	(67)	(0.4)	—	—	—	—	—
Acquisition-related items (2)	—	(43)	(0.3)	—	—	7	—	—
(Gain)/loss on minority investments (3)	—	—	—	—	—	—	—	85
IPR&D charges (4)	—	—	—	—	—	(15)	(0.1)	—
Exit of business (5)	—	—	—	—	—	(80)	(0.5)	—
Non-GAAP	$14,865	$5,092	34.3%	$1,175	7.9%	$133	0.9%	$(153)
Currency impact	17	14	—	(2)	—	8	—	—
Currency Adjusted	$14,882	$5,106	34.3%	$1,173	7.9%	$141	0.9%	$(153)
See description of non-GAAP financial measures at the end of the earnings press release.

(1)	Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.

(2)	The charges primarily include integration-related costs incurred in connection with the Covidien acquisition and changes in the fair value of contingent consideration.

(3)
Effective in fiscal year 2019, we exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.

(4)	The charge represents acquired in-process research and development ("IPR&D") in connection with an asset acquisition.

(5)	The net charge relates to the exit of a business and is primarily comprised of intangible asset impairments.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Six months ended	Fiscal year	Fiscal year
(in millions)	October 26, 2018	2018	2017
Net cash provided by operating activities	$2,865	$4,684	$6,880
Additions to property, plant, and equipment	(497)	(1,068)	(1,254)
Free Cash Flow (1)	$2,368	$3,616	$5,626
See description of non-GAAP financial measures at the end of the earnings press release.

(1)	Free cash flow represents operating cash flows less property, plant, and equipment additions.

MEDTRONIC PLC
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	October 26, 2018	April 27, 2018
ASSETS

Current assets:
Cash and cash equivalents	$3,911	$3,669
Investments	6,222	7,558
Accounts receivable, less allowances of $184 and $193, respectively	5,743	5,987
Inventories, net	3,763	3,579
Other current assets	2,014	2,187
Total current assets	21,653	22,980

Property, plant, and equipment	10,512	10,259
Accumulated depreciation	(5,976)	(5,655)
Property, plant, and equipment, net	4,536	4,604
Goodwill	38,605	39,543
Other intangible assets, net	20,819	21,723
Tax assets	1,414	1,465
Other assets	1,123	1,078
Total assets	$88,150	$91,393

LIABILITIES AND EQUITY

Current liabilities:
Current debt obligations	$1,343	$2,058
Accounts payable	1,742	1,628
Accrued compensation	1,663	1,988
Accrued income taxes	536	979
Other accrued expenses	3,179	3,431
Total current liabilities	8,463	10,084

Long-term debt	23,673	23,699
Accrued compensation and retirement benefits	1,301	1,425
Accrued income taxes	2,950	3,051
Deferred tax liabilities	1,325	1,423
Other liabilities	724	889
Total liabilities	38,436	40,571

Commitments and contingencies
Shareholders’ equity:

Ordinary shares— par value $0.0001, 2.6 billion shares authorized, 1,346,179,202 and 1,354,218,154 shares issued and outstanding, respectively	—	—
Additional paid-in capital	27,048	28,127
Retained earnings	25,171	24,379
Accumulated other comprehensive loss	(2,612)	(1,786)
Total shareholders’ equity	49,607	50,720
Noncontrolling interests	107	102
Total equity	49,714	50,822
Total liabilities and equity	$88,150	$91,393

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended
(in millions)	October 26, 2018	October 27, 2017
Operating Activities:
Net income	$2,197	$3,022
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,317	1,314
Provision for doubtful accounts	32	20
Deferred income taxes	(80)	(830)
Stock-based compensation	168	198
Gain on sale of businesses	—	(697)
Other, net	55	(41)
Change in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable, net	(37)	(68)
Inventories, net	(312)	(273)
Accounts payable and accrued liabilities	24	(307)
Other operating assets and liabilities	(499)	(694)
Net cash provided by operating activities	2,865	1,644
Investing Activities:
Acquisitions, net of cash acquired	(119)	(76)
Proceeds from sale of businesses	—	6,058
Additions to property, plant, and equipment	(497)	(524)
Purchases of investments	(1,444)	(1,685)
Sales and maturities of investments	2,824	2,354
Other investing activities	—	(2)
Net cash provided by investing activities	764	6,125
Financing Activities:
Change in current debt obligations, net	(700)	(190)
Issuance of long-term debt	1	20
Payments on long-term debt	(17)	(4,161)
Dividends to shareholders	(1,351)	(1,247)
Issuance of ordinary shares	800	230
Repurchase of ordinary shares	(2,047)	(1,888)
Other financing activities	11	(41)
Net cash used in financing activities	(3,303)	(7,277)
Effect of exchange rate changes on cash and cash equivalents	(84)	70
Net change in cash and cash equivalents	242	562
Cash and cash equivalents at beginning of period	3,669	4,967
Cash and cash equivalents at end of period	$3,911	$5,529
Supplemental Cash Flow Information
Cash paid for:
Income taxes	$941	$674
Interest	482	587